Exhibit (g)(1)(iv)
Date August 15, 2014
Mr. Brock Hill
Senior Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105
Re:   AllianzGI Emerging Markets Debt Fund
Reference is made to the Custody and Investment Accounting Agreement between us dated as of March 28, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.
Additions:
AllianzGI Emerging Markets Debt Fund
Deletions:
AllianzGI Redwood Fund
Name Change:
AllianzGI Structured Return Fund -
(formerly known as AllianzGI Structured Alpha Fund)
In accordance with the Additional Funds provisions of Section 16.9 of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of the Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Allianz Funds Multi-Strategy Trust

By:	/s/ Scott Whisten Name: Scott Whisten
Title: Assistant Treasurer

Accepted:
State Street Bank and Trust Company

By:	/s/ Brock Hill Name: Brock Hill
Title: Senior Vice President

Allianz Global Investors U.S. LLC
1633 Broadway
New York, NY 10019
212.739.3000
SCHEDULE A
Revised 8/15/14
AllianzGI Behavioral Advantage Large Cap Fund
AllianzGI Best Styles Global Equity Fund
AllianzGI China Equity Fund
AllianzGI Convertible Fund
AllianzGI Emerging Markets Debt Fund
AllianzGI Global Allocation Fund
AllianzGI Global Fundamental Strategy Fund
AllianzGI Global Growth Allocation Fund
AllianzGI Global Managed Volatility Fund
AllianzGI Global Water Fund
AllianzGI High Yield Bond Fund
AllianzGI International Small-Cap Fund
AllianzGI Micro Cap Fund
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund
AllianzGI NFJ International Small-Cap Value Fund
AllianzGI NFJ International Value II Fund
AllianzGI Retirement 2015 Fund
AllianzGI Retirement 2020 Fund
AllianzGI Retirement 2025 Fund
AllianzGI Retirement 2030 Fund
AllianzGI Retirement 2035 Fund
AllianzGI Retirement 2040 Fund
AllianzGI Retirement 2045 Fund
AllianzGI Retirement 2050 Fund
AllianzGI Retirement 2055 Fund
AllianzGI Retirement Income Fund
AllianzGI Short Duration High Income Fund
AllianzGI Structured Return Fund (f/k/a AllianzGI Structured Alpha Fund)
AllianzGI U.S. Equity Hedged Fund
AllianzGI U.S. Small-Cap Growth Fund
AllianzGI Ultra Micro Cap Fund